UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2022

Crucible Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39837	85-3052152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Front Street, Suite 104 Louisville, Colorado 80027	80027
(Address of principal executive offices)	(Zip Code)

(401) 216-7635

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	CRU.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	CRU	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	CRU WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Report.

In connection with the preparation of the financial statements of Crucible Acquisition Corporation (the “Company”) as of December 31, 2021, the Company reevaluated the classification of its Class A common stock. The Company previously determined the Class A common stock subject to possible redemption to be equal to the redemption value of $10.00 per share of Class A common stock while also taking into consideration the requirement in the Company’s amended and restated certificate of incorporation that a redemption cannot result in the Company’s net tangible assets being less than $5,000,001. Upon further evaluation, the Company determined that the Class A common stock issued during the initial public offering include certain redemption features not solely within the Company’s control that, under Accounting Standards Codification (“ASC”) 480-10-S99, Distinguishing Liabilities from Equity, require such shares to be classified as temporary equity, regardless of the minimum net tangible assets required to complete the Company’s initial business combination.

Therefore, on January 26, 2022, the Company’s management and audit committee of the board of directors (the “Audit Committee”) concluded that the Company’s previously issued audited balance sheet dated as of January 7, 2021, which was related to the Company’s initial public offering, and unaudited interim financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021 (collectively, the “Relevant Periods”) should be restated to report all shares of Class A common stock subject to possible redemption as temporary equity. Considering such restatement, such financial statements, as well as the relevant portions of any communication which describes or are based on such financial statements, should no longer be relied upon. The Company plans to file an Amendment to its Current Report on Form 8-K dated January 13, 2021 and an Amendment to its Quarterly Report on Form 10-Q for the period ended September 30, 2021 (the “Third Quarter Report”) to include the restated financial statements for the Relevant Periods.

The Company’s management has concluded that, in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting, and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness is described in more detail in the Third Quarter Report.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Withum Smith+Brown, PC, the Company’s independent registered public accounting firm.

IMPORTANT LEGAL INFORMATION

Cautionary Statement Regarding Forward-Looking Statements

This report may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, including those relating to the filing of the Form 10-Q for the period ended September 30, 2021, other than statements of historical fact included in this report are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K, as it may be amended, filed with the SEC. Copies of such filings are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crucible Acquisition Corporation

Date: January 26, 2022	By:	/s/ James M. Lejeal
	Name:	James M. Lejeal
	Title:	Chief Executive Officer